EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-45182, 333-54870, 333-63000, 333-72322, 333-85238, 333-85230, 333-103395, 333-116726, 333-121000, 333-129282) of our report dated September 10, 2004, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended June 30, 2006.

/s/ Ernst & Young LLP

Orange County, California
September 7, 2006